                                                                Exhibit 10.12

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks ("*****"), and the omitted text has been filed separately with the Securities and Exchange Commission.


             CLEARING 21-REGISTERED TRADEMARK- SOFTWARE MARKETING
                           AND DISTRIBUTION AGREEMENT

                                   RESTATEMENT
                   EFFECTIVE THIS 30TH DAY OF JANUARY, 2001


BETWEEN

SOCIETE DES BOURSES FRANCAISES, and its successor, Euronext-Paris, a corporation organized and existing under the Laws of France duly registered with the Trade Registry of Paris under number B 343 406 732 and having its registered offices Palais de la Bourse, Place de la Bourse 75002 PARIS, and having its principal office 39, rue Cambon 75001 PARIS, duly represented by its Chairman and Chief Executive Officer, Mr. Jean-Francois Theodore.

            (Hereinafter referred to at times as "SBF" or "Licensee"),

AND

CHICAGO MERCANTILE EXCHANGE, a not for profit corporation organized under the laws of the State of Illinois and having its principal office situated at 30 South Wacker Drive, Chicago, Illinois 60606 U.S.A., and its successor, Chicago Mercantile Exchange Inc., a Delaware for-profit company, duly represented by its President and Chief Executive Officer, Mr. James J. McNulty,

           (Hereinafter referred to at times as "CME" or "Licensor"),

AND

NEW YORK MERCANTILE EXCHANGE, a New York corporation having an office at One North End Avenue, World Financial Center, New York, New York 10282-1101 U.S.A., and its successor, New York Mercantile Exchange Inc., a Delaware for-profit company, duly represented by its Executive Vice President, Mr. Neal Wolkoff.

            (Hereinafter referred to at times as "NYMEX" or "Licensor").

                                    RECITALS

      WHEREAS, Licensors, as hereinafter defined, have developed, jointly own and separately operate for their respective markets, a computerized system of clearance and settlement for derivative instruments commonly referred to as "CLEARING 21", with respect to which Licensors hold, or have applications pending for, trademarks registered in the United States of America and elsewhere.

      WHEREAS, CME requested and received NYMEX's approval to include the CLEARING 21 system in an exchange of technology by CME with SBF that occurred on June 5, 1997 (collectively, the "June Technology Swap"), which approval was granted in a letter dated May 15, 1997 from Mr. Rappaport to Mr. John F. Sandner.

      WHEREAS, as part of the June Technology Swap, CME granted SBF a CLEARING 21 software license for use in connection with SBF's own internal business purposes (the "June CLEARING 21 License"), and SBF granted CME corresponding license privileges with respect to certain electronic trade entry software developed and owned by SBF.

      WHEREAS, Licensors have agreed to authorize a sublicense of the Clearing 21 Software License Agreement to Clearnet, as permitted in the original agreement without additional consideration, contingent upon, and to become effective simultaneously with, this Agreement.

      WHEREAS, Licensors and SBF entered into the original CLEARING 21 License and Software Marketing and Distribution Agreement to promote CLEARING 21 as a global standard for clearing and settlement of financial products and to advance their mutual interest in promoting, marketing, licensing, sublicensing and providing training and maintenance to prospective third party users of CLEARING 21.

      WHEREAS, Licensors and SBF have agreed to restate the terms of the original CLEARING 21 Software Marketing and Distribution Agreement as follows:

      NOW THEREFORE, in consideration of the premises and the mutual promises and undertakings herein expressed, Licensors and Licensee hereby agree as follows:


                           ARTICLE 1 - INTERPRETATION

      1.1.  DEFINITIONS.

      In this Agreement, unless the context otherwise requires:

      (a)   "Bilateral Agreement" shall have the meaning set forth in Section
8.3.

      (b)   "CLEARING 21" shall have the meaning set forth in the Recitals.

      (c) "CLEARING 21 Base Product" means the CLEARING 21 computer software modules, including the source code and object code therefor, and any manuals, technical specifications and/or other forms of documentation pertaining thereto, whether embodied in printed, electronic or any other type of format, as developed, modified or enhanced from time to time by or for a Licensor; or by or for another entity, not itself a party to this Agreement, pursuant to a separate CLEARING 21 license agreement entered into by a Licensor or Licensee in which such Licensor or Licensee is permitted by the terms of such license agreement to relicense and redistribute such computer software modules and related documentation. For purposes of this Agreement, the CLEARING 21 Base Product shall include, but shall not be limited to, the following computer software modules: Product, Organization and Account, Position Management, Performance Bond, Settlement, Asset Management and Banking, Exception Risk, Currency, Calendar, Security and Execution Control.

      (d)   "DEC" shall have the meaning set forth in Section  5.3.

      (e) "DEC Enhancements" shall have the meaning set forth in Section 5.3. The modules comprising the DEC Enhancements constitute a portion of the CLEARING 21 Base Product for which a Prospective User shall be required to obtain a separate sublicense or sublicense upgrade.

      (f) "Derivative Work" means any computer software module, including the source code and object code therefor, and any manuals, technical specifications and/or other forms of documentation pertaining thereto, whether embodied in printed, electronic or any other type of format, that is based upon or derived from the CLEARING 21 Base Product or any part thereof and is created: (a) by, for, or under the direction of Licensee in accordance with the license granted to Licensee by Licensors hereunder, or (b) by, for, or under the direction of a Sublicensee in accordance with the terms of a sublicense agreement entered into with Licensee.

      (g) "Derivatives Product" means a financial product or contract whose market value is based upon or derived from some other, underlying value, including, without limitation, a futures contract, options contract, forward contract, swap agreement or other similar type of instrument.

      (h)   "Intellectual Property Claim" shall have the meaning set forth in
Section 7.5.

      (i) "June CLEARING 21 License" shall have the meaning set forth in the Recitals.

      (j) "June Technology Swap" shall have the meaning set forth in the Recitals.

      (k) "Licensor" means CME and NYMEX, severally. In the plural voice, the term means CME and NYMEX, jointly and severally.

      (l) "Prospective User" means an exchange, clearing house, financial institution or other type of entity which provides clearance and settlement services with respect to, without limitation, futures, securities, options and other types of financial products.

      (m) "Securities Product" means an equity or debt security or other similar type of instrument.

      (n) "Securities Products Enhancements" shall have the meaning set forth in
Section 5.4. The modules comprising the Securities Products Enhancements constitute a portion of the CLEARING 21 Base Product for which a Prospective User shall be required to obtain a separate sublicense or sublicense upgrade.

      (o)   "Standard CME Share" shall have the meaning set forth in Section
5.2.

      (p)   "Standard NYMEX Share" shall have the meaning set forth in
Section 5.2.

      (q)   "Standard Licensee Share" shall have the meaning set forth in
Section 5.2.

      (r) "Sublicensee" means a Prospective User that has entered into and is a party to a valid sublicense agreement (or a sublicense upgrade agreement) with Licensee with respect to the CLEARING 21 Base Product or any part thereof and/or the Derivative Works, in accordance with the sublicensing authority granted to Licensee under this Agreement.

      1.2.  REFERENCES.

      Unless something in the subject matter or context is inconsistent with the resulting interpretation, all references to Sections, Paragraphs, Articles and Schedules are to Sections, Paragraphs, Articles and Schedules of this Agreement. The words "hereto", "herein", "of this Agreement", "under this Agreement" and similar expressions mean and refer to this Agreement.

      1.3.  SCHEDULES.

      The Schedules forming part of this Agreement are as follows:

      Schedule 1  Prospective Users Reserved by CME
      Schedule 2  Prospective Users Reserved by NYMEX
      Schedule 3  Revenue Sharing Tables
      Schedule 4 Exchanges and Clearing Organizations Subject to SBF Marketing Plan
      Schedule 5  CME and NYMEX Invoice Samples

      1.4.  HEADINGS.

      The inclusion of headings in this Agreement is for convenience of reference only and does not affect the construction or interpretation of this Agreement.

      1.5.  NO OBLIGATION.

      No provision of this Agreement shall be construed to bind or obligate Licensors or Licensee in any way to develop, make further enhancements to or maintain any current or future version of the CLEARING 21 Base Product or any of the Derivative Works, including, without limitation, the DEC Enhancements and the Securities Products Enhancements.


             ARTICLE 2 - GRANT OF LICENSE AND RIGHT TO SUBLICENSE

      2.1.  LICENSE TO PROMOTE, MARKET AND DISTRIBUTE CLEARING 21.

      Subject to the exceptions set forth in Sections 2.4, 3.4 and 3.5 hereof, Licensors hereby grant to Licensee and Licensee hereby accepts from Licensors, in accordance with the terms and conditions of this Agreement, an exclusive, non-transferable, worldwide license to promote and market the CLEARING 21 Base Product and Derivative Works to Prospective Users and to license and distribute the CLEARING 21 Base Product and Derivative Works to each such Prospective User, without the right to further sublicense or distribute the same, solely for use in connection with the clearing and settlement of contracts, securities and financial instruments traded or cleared through the facilities of each such Prospective User; provided, however, that each such Prospective User shall have first executed a written agreement which complies in all material respects with the requirements set forth in Section 3.6 hereof. Licensee's duties under this Agreement may be performed by ATOS-Euronext, a corporation organized and existing under the laws of France duly registered with the Trade Registry of Paris under number B 425 100 294 and having its registered offices Palais de la Bourse, Place de la Bourse 75002 Paris, as a subcontractor. SBF agrees that its use of ATOS-Euronext as a subcontractor shall not release it from any duties or responsibilities hereunder and that SBF shall remain responsible to Licensors for such performance as if it had directly performed hereunder.

      2.2.  LICENSE TO USE CLEARING 21 TRADEMARK.

      Licensors hereby grant to Licensee and Licensee hereby accepts from Licensors, in accordance with the terms and conditions of this Agreement, a non-exclusive, non-transferable, worldwide license to use the CLEARING 21 trademark in connection with the performance of this Agreement, together with the right to license use of such CLEARING 21 trademark to Prospective Users, but without the right to further sublicense such use. Licensee agrees to acknowledge Licensors' ownership of the CLEARING 21 trademark in all documents and other materials employed by Licensee in connection with Licensee's promotion, marketing and licensing of the CLEARING 21 Base Product and the Derivative Works pursuant to this Agreement.

      2.3.  LICENSE TO CREATE DERIVATIVE WORKS.

      Licensors hereby grant to Licensee and Licensee hereby accepts from Licensors, in accordance with the terms and conditions of this Agreement, a non-exclusive, non-transferable, worldwide license to create Derivative Works, together with the right to grant a restricted sublicense to create such Derivative Works to Prospective Users.

      2.4.  PROSPECTIVE USERS RESERVED BY LICENSORS.

      CME expressly excludes from this Agreement and reserves for itself the right to promote and market the CLEARING 21 Base Product, any part thereof and/or the Derivative Works to the Prospective Users listed in Schedule 1 attached hereto. NYMEX expressly excludes from this Agreement and reserves for itself the right to promote and market the CLEARING 21 Base Product, any part thereof and/or the Derivative Works to the Prospective Users listed in Schedule 2 attached hereto. Each Licensor reserves for itself the right to license the Clearing 21 Base Product, any part thereof and/or the Derivative works to Prospective User in which such Licensor owns at least a 25% equity interest (excluding however the exchanges listed in Schedule 4.).

      2.5.  OWNERSHIP RIGHTS.

      Licensee acknowledges Licensors' exclusive ownership rights in the CLEARING 21 trademark and agrees not to assert any ownership interests in such trademark for itself or on behalf of any Sublicensee. Licensee and its Sublicensees shall acquire no ownership rights whatsoever in the CLEARING 21 Base Product or the Derivative Works, and any provision to the contrary in any sublicense agreement entered into by Licensee shall be null and void. Licensee agrees not to remove Licensors' trademark, copyright or other proprietary notices embedded in the CLEARING 21 Base Product, and shall require such notices to be embedded in all Derivative Works created by or for Licensee or a Sublicensee.

      Derivative Works created by or for Licensee and/or by or for a Sublicensee shall be the sole property of Licensors. Licensee agrees that all present and future copyright or patent in any Derivative Work created by or for Licensee is hereby assigned to Licensors, including, but not limited to, rights to create derivative works thereon and any renewal rights, and Licensee agrees to execute any documents necessary to vest full copyright or patent ownership in Licensors, including waiver of any Licensee moral rights. Licensee agrees to provide reasonable assistance to Licensors in securing and enforcing such copyrights or patents; provided, however, that Licensee shall not be required to incur any additional or extraordinary costs or expenses in connection therewith.

      Licensors shall have a right without restriction to use the Derivative Works for their own internal business purposes. Except as set forth in Section
2.6 below, Licensors shall also have a right without restriction, but not an obligation, to incorporate any Derivative Works created by or for Licensee and/or by or for a Sublicensee into the

CLEARING 21 Base Product, and to relicense or otherwise redistribute such incorporated software to other licensees without any accounting therefor to Licensee or any Sublicensee.

      2.6.  SUBLICENSE PROVISIONS BINDING UPON LICENSORS.

      Licensors agree to be bound by any restrictive provision that is legally enforceable against Licensee in any sublicense agreement entered into by Licensee in accordance with this Agreement which prevents Licensee from relicensing or otherwise redistributing Derivative Works created by or for such Sublicensee; provided, however, that: (a) Licensee must notify Licensors of the terms of any such restrictive provision; (b) Licensors may, at their option and expense, enter into direct negotiations with such Sublicensee with the objective of removing such restrictive provision; and (c) Licensors shall not be bound by terms in any sublicense agreement that purport to restrict Licensors from licensing and/or distributing software similar in function and design to the subject Derivative Works, provided such software has been developed independently by or for Licensors without reference to such Derivative Works.

      2.7.  NO OTHER RIGHTS OR INTEREST.

      Except as expressly set forth in this Article 2, this Agreement confers upon Licensee no proprietary rights to or interest in the CLEARING 21 trademark, the CLEARING 21 Base Product or the Derivative Works.


                   ARTICLE 3 - RESPONSIBILITIES OF LICENSEE

      3.1.  COSTS AND EXPENSES.

      Licensee shall be solely responsible for any costs and expenses incurred by Licensee in connection with this Agreement.

      3.2.  EXCLUSIVITY.

      *****, Licensee agrees not to engage in any activity and/or enter into any agreement with any third party concerning or involving the promotion, marketing, licensing and/or sublicensing of any product or service which would compete with the CLEARING 21 Base Product.

      3.3.  REASONABLE COMMERCIAL EFFORTS.

      Subject to the restrictions set forth in Section 2.4 above and Section 3.4 below, Licensee shall employ reasonable commercial efforts to promote, market and sublicense the CLEARING 21 Base Product and/or the Derivative Works to Prospective Users, and shall respond to qualified requests for proposal from such Prospective Users. Licensee shall promote, market and sublicense the CLEARING 21 Base Product and/or the

Derivative Works without regard to the business plans, strategic needs or initiatives of any other person. Every quarter during the term of this Agreement or any renewal thereof, Licensee shall report to Licensors in writing the details of all contacts with, requests for information from, requests for proposals from, proposals and presentations to Prospective Users, progress of all negotiations and discussions, and business plans for promoting CLEARING 21.

      Every six months during the term of this Agreement or any renewal thereof, Licensee shall advise Licensors in writing of the Prospective Users in which Licensee has expended and/or intends to expend significant amounts of time, money and effort in connection with the promotion and marketing of the CLEARING 21 Base Product and/or the Derivative Works. Licensee agrees not to list on such semi-annual report any Prospective User for which Licensee has not established, or obtained internal approval to establish, a budget in connection with the promotion and marketing of the CLEARING 21 Base Product and/or the Derivative Works. Licensee further agrees to remove from such semi-annual report any Prospective User for which Licensee's budget for the promotion and marketing of the CLEARING 21 Base Product and/or the Derivative Works has been eliminated.

      Failure to comply with the terms stated in this section will constitute a material breach of this Agreement under Section 8.1 below.

      3.4.  EXCLUDED PROSPECTIVE USERS.

      Licensee agrees not to promote, market or sublicense the CLEARING 21 Base Product and/or the Derivative Works to any Proposed User that is specifically identified by name on Schedule 1 hereof. Subject to the conditions set forth in this Section 3.4, Licensee further agrees to waive the marketing, promotion and revenue sharing rights to which Licensee is otherwise entitled under this Agreement with respect to such Prospective Users as are not specifically identified by name on Schedule 1 or 2 hereof but which may in the future be selected or designated in good faith by a Licensor as falling within one of the two general exclusionary categories enumerated in Schedule 1 or 2. If a licensing agreement entered into by a Licensor pursuant to this Section 3.4 involves a presently unnamed Prospective User referred to in Schedule 1 or 2 that was rightfully included prior to the date of such licensing agreement on the semi-annual report of Prospective Users most recently prepared for Licensors by Licensee pursuant to Section 3.3 above, such Licensor shall reimburse Licensee for reasonable expenses incurred by Licensee that are directly related to the promotion and marketing to such Prospective User by Licensee of the CLEARING 21 Base Product and/or the Derivative Works during the one year period preceding the effective date of such licensing agreement.

      3.5.  LICENSORS' RIGHT TO LICENSE CERTAIN PROSPECTIVE USERS.

      In addition to the reservation of rights in Section 2.4, Licensee agrees that each Licensor shall have the right to request in writing, at any time during the term of this Agreement and any extension thereof, that Licensee enter into a sublicensing agreement with a specific Prospective User in connection with the promotion and marketing of the CLEARING 21 Base Product and/or the Derivative Works. If Licensee is unable or unwilling to do so within a reasonable time after receipt of a valid request from Licensor, or if Licensee fails diligently to pursue reasonable commercial efforts to induce the Prospective User to enter into a sublicense agreement consistent with the terms of this Agreement, Licensor shall thereafter be entitled, upon written notice to Licensee, to pursue a separate licensing agreement, consistent with the terms of this Agreement, with such Prospective User. If such a licensing agreement is subsequently entered into by Licensor, Licensee shall be entitled to receive the applicable payment specified in Section 5.7 hereof. In addition to the foregoing, if a licensing agreement entered into by Licensor pursuant to this
Section 3.5 involves a Prospective User that was rightfully included prior to the date of such licensing agreement on the semi-annual report of Prospective Users most recently prepared for Licensors by Licensee pursuant to Section
3.3 above, Licensor shall reimburse Licensee for reasonable expenses incurred by Licensee that are directly related to the promotion and marketing to such Prospective User by Licensee of the CLEARING 21 Base Product and/or the Derivative Works during the one year period preceding the effective date of such licensing agreement.

      3.6.  SUBLICENSE AGREEMENT.

      No sublicense agreement entered into by Licensee shall contain terms and conditions which are inconsistent with this Agreement. Licensee shall prepare and submit to Licensors the sublicense agreement that Licensee proposes to employ in connection with the sublicensing of the CLEARING 21 Base Product and the Derivative Works to each Prospective User.

      Licensee shall obtain Licensors' written approval of such sublicense agreement prior to entering into an agreement with a Prospective User. Licensee shall permit Licensors thirty days from the date of receipt of the sublicense agreement to review such sublicense agreement and to prescribe reasonable modifications thereto, if any. Licensors shall be deemed to have waived all rights with respect to the sublicense agreement if Licensors fail to communicate such modifications to Licensee within such thirty day period. If the sublicense agreement is identical in all material respects with previously approved sublicenses, Licensors shall have ten days to approve.

      Licensee agrees to incorporate Licensors' reasonable modifications into such sublicense agreement. The sublicense shall specify, without limitation, that the Sublicensee agrees to be bound by the terms, conditions and restrictions set forth in this Agreement. Licensee agrees to provide Licensors with a copy of all fully executed sublicense agreements within ten days of the effective dates thereof.

      3.7.  NEGOTIATION OF SUBLICENSE AGREEMENT.

      Subject to the requirements and restrictions set forth in Section 3.6 above and elsewhere in this Agreement including, without limitation, Articles 5 and 7 hereof, Licensee shall be entitled to negotiate the specific financial and technical provisions that shall govern the sublicense agreement or sublicense upgrade to be offered to a Prospective User, including, without limitation, the precise sublicense fee to be requested therefor and the terms and conditions of any software development agreement governing the creation of Derivative Works for any such Prospective User, and shall be solely responsible for scheduling any such technical efforts and fulfilling any other covenants and commitments made by Licensee therein to such Prospective User.

      3.8.  LICENSORS' PARTICIPATION IN ENHANCEMENTS.

      Licensee shall be obliged to offer Licensors the opportunity to participate in the development of technical enhancements under monetary terms equivalent to those negotiated with such Prospective User with respect to the work to be performed by Licensee's dedicated technical staff and/or long-term subcontractors; provided, however, that this obligation shall only arise whenever the amount of work associated with any such technical enhancement effort exceeds the amount that may be adequately handled by Licensee's dedicated technical staff and long-term subcontractors used by Licensee to undertake such technical enhancement effort. Licensors shall have a maximum of fifteen days to accept or reject an offer by Licensee pursuant hereto.

      3.9.  REPORTING OF DERIVATIVE WORKS.

      Licensee agrees to provide Licensors, on a semi-annual basis commencing six months after the effective date hereof, with an itemized report containing a summarized functional description of the Derivative Works developed by or for Licensee and/or any Sublicensee since the previous semi-annual report which constitute significant modifications or enhancements to the CLEARING 21 Base Product. Licensee shall provide an electronic version of the source code and documentation for each Derivative Work to a Licensor requesting same within thirty calendar days of such request.

      Licensee agrees to use reasonable efforts to assist Licensors in obtaining and maintaining patent, trademark, and/or copyright protection in any and all locations around the world. Licensee agrees to use its best efforts to give adequate notice to Licensors of enhancements prior to implementation of such enhancements by each Sublicensee so that patent protection can be obtained

      3. 10.      REPORTING OF FEES.

      Within fifteen days of the end of each calendar quarter beginning with the first calendar quarter in which a payment is due to Licensors hereunder, Licensee shall send Licensors a report for such calendar quarter and cumulatively for the calendar year a detailed account of all fees due to Licensors under this Agreement including: identification of each Sublicensee by name and specific site or location; authorized type/model and number of computers; date of sublicense agreement; specific CLEARING 21 software modules sublicensed to such Sublicensee; date of installation of each such CLEARING 21 software module; effective dates of maintenance agreements; and the breakdown of Licensors' and Licensee's respective shares of fees and charges accrued and paid (expressed in both the currency of payment and in U.S. dollars). Upon request, Licensee shall promptly provide Licensors with copies of all invoices relevant to the calculation of fees due.

      3.11. PAYMENTS TO LICENSORS.

      Any payment due from Licensee to a Licensor under this Agreement, which is contingent upon a payment schedule entered into between Licensee and a Sublicensee, shall be payable in accordance with such payment schedule. All such payments shall be paid to such Licensor at the date of the quarterly report required by Section 3.10. Licensee agrees to make payments due hereunder to Licensors in U.S. dollars, at the then-prevailing exchange rate on the date payment is effected by Licensee. If local law or accounting principles require that Licensee pay only in response to an invoice, Licensee shall prepare an invoice per the sample provided by each Licensor in Schedule 5 and forward it to Licensors for signature and presentation. Licensee shall supply sufficient detail to explain its calculation of the payments owing to Licensors and will provide copies of relevant materials upon request. Failure by Licensee to make payments to Licensors within 45 calendar days of the end of each calendar quarter shall constitute a material breach of this Agreement under Section 8.1 below.

      3.12. COOPERATION.

      Licensee agrees to cooperate, advise and consult with Licensors as necessary to reasonably facilitate the successful evolution of the CLEARING 21 Base Product into a global standard for the clearance and settlement of Securities Products and Derivatives Products, and to avoid wherever possible unproductive duplication of effort as well as divergence, disparity or conflict between the CLEARING 21 Base Product and any Derivative Works with respect to systems design, user interfaces and module functionality.


                  ARTICLE 4 - RESPONSIBILITIES OF LICENSORS

      4.1.  COSTS AND EXPENSES.

      Each licensor shall be solely responsible for its costs and expenses incurred in connection with this Agreement.

      4.2.  RESTRICTIONS ON DIRECT PROMOTION, MARKETING AND/OR LICENSING.

      Except as set forth in Sections 2.4 and 3.5, Licensors agree not to promote, market and/or license the CLEARING 21 Base Product and/or the Derivative Works to any third party during the term of this Agreement or any extension thereof other than to those Prospective Users listed in Schedule 1 or 2 hereof.

      4.3.  RESTRICTIONS ON COMPETING MARKETING ARRANGEMENTS.

      Except as expressly permitted elsewhere in this Agreement, Licensors agree not to enter into any agreement with any third party during the term of this Agreement or any extension thereof for the purpose of promoting, marketing and licensing the CLEARING 21 Base Product or the Derivative Works in a manner that would compete with Licensee.

      4.4.  ENHANCEMENTS.

      Subject to the provisions set forth in Section 1.5 above, Licensors agree to provide to Licensee, free of additional charge during the initial or any renewal term of this Agreement, any new versions and any upgrades, modifications and enhancements to existing versions of the CLEARING 21 Base Product, if any, which Licensors may develop and offer to all similarly situated licensees of the CLEARING 21 Base Product, together with any documentation developed by Licensors therefor and a reasonable amount of training in connection therewith.

      4.5.  LICENSEE'S PARTICIPATION IN ENHANCEMENTS.

      Licensors shall offer Licensee the opportunity to participate in the development of any such new versions, upgrades, modifications and enhancements to the CLEARING 21 Base Product undertaken by Licensors, upon monetary terms satisfactory to both Licensors and Licensee; provided, however, that this obligation shall only arise whenever the amount of work associated with any such technical effort exceeds the amount that may be adequately handled by Licensors' dedicated technical staffs and long-term sub-contractors used by Licensors to undertake such technical effort. Licensee shall have a maximum of fifteen days to accept or reject an offer by Licensors pursuant hereto.

      4.6.  MARKETING SPECIALIST.

      During the term of this Agreement or any extension thereof, CME shall make available to Licensee the services of one CME marketing specialist experienced in and familiar with the features and functions of the CLEARING 21 Base Product, when requested to do so by Licensee in connection with the promotion and marketing of the CLEARING 21 Base Product and/or any Derivative Works to Prospective Users. CME shall be solely responsible for payroll, travel and other expenses associated with this marketing specialist.

      4.7.  PAYMENTS TO LICENSEE.

      Any payment due from Licensors to Licensee pursuant to Section 5.7 of this Agreement which is contingent upon a payment schedule entered into between Licensors and a Prospective User shall be payable in accordance with such payment schedule and shall be paid to Licensee within ten days of receipt by Licensors of a payment from such Prospective User pursuant to such payment schedule. Licensors agree to make payments due hereunder to Licensee in French francs, or the successor currency thereto, at the then-prevailing exchange rate on the date payment is effected by Licensors. Failure by

Licensors to make payments to Licensee within 45 calendar days of receipt by Licensors of a payment from a Prospective User pursuant to such payment schedule shall constitute a material breach of this Agreement under Section
8.1 below.

      4.8.  COOPERATION.

      Licensors agree to cooperate, advise and consult with each other and with Licensee as necessary to reasonably facilitate the successful evolution of the CLEARING 21 Base Product into a global standard for the clearance and settlement of Securities Products and Derivatives Products, and to avoid wherever possible unproductive duplication of effort as well as divergence, disparity or conflict between the CLEARING 21 Base Product and any Derivative Works with respect to systems design, user interfaces and module functionality. Licensors shall likewise cooperate with each other to share in an equitable manner technical work for or on behalf of a Prospective User that is offered by Licensee to Licensors pursuant to Section 3.8 hereof.


                ARTICLE 5 -PRICING, REVENUE SHARING AND TAXES

      5.1.  *****

      5.2.  *****

      5.3.  *****

      5.4.  REVENUE SHARING EXCEPTION NUMBER 2:  SECURITIES PRODUCTS
ENHANCEMENTS.

Subject to the exceptions set forth in Section 5.5 below, the gross price established by Licensee for each sublicense or sublicense upgrade entered into between Licensee and a Prospective User which is based upon or derived from a version of the CLEARING 21 Base Product capable of clearing and settling Securities Products (the "Securities Products Enhancements") shall be shared by Licensors and Licensee in the percentages shown in Table C of Schedule 3 until the absolute aggregate amounts received by Licensee pursuant to this Section 5.4 exceed the Standard Licensee Share for the equivalent number of sublicenses and/or sublicense upgrades by a total of U.S. *****. Thereafter, future sublicenses and sublicense upgrades entered into between Licensee and any Prospective User that would otherwise be subject to this Section 5.4 shall revert to the standard revenue sharing percentages reflected in Table A of
Schedule 3. However, the percentages reflected in Table C of Schedule 3 shall only replace the standard revenue sharing percentages reflected in Table A of
Schedule 3 for a given Sublicensee upon commencing the use of CLEARING 21 for clearing of Securities Products by such Sublicensee.

      5.5. REVENUE SHARING EXCEPTION NUMBER 3: DEC ENHANCEMENTS PLUS SECURITIES PRODUCTS ENHANCEMENTS.

      In the event that a sublicense or sublicense upgrade is entered into by Licensee and a Prospective User that includes both the DEC Enhancements and the Securities Products Enhancements, wherein the overall U.S. ***** cap governing reversion to the standard revenue sharing percentages reflected in Table A of
Schedule 3 has not been attained by either NYMEX or Licensee pursuant to Sections 5.3 and 5.4 above, the gross price established by Licensee for each such sublicense or sublicense upgrade entered into between Licensee and a Prospective User shall be shared by Licensors and Licensee in the percentages shown in Table D of Schedule 3 and aggregated in accordance with the provisions of Sections 5.3 and 5.4 above until: (a) the absolute aggregate amounts received by NYMEX pursuant to Section 5.3 and this Section 5.5 equal U.S. ***** more than the Standard NYMEX Share for the equivalent number of relevant sublicenses, or
(b) the absolute aggregate amounts received by Licensee pursuant to Section 5.4 and this Section 5.5 equal U.S. ***** more than the Standard Licensee Share for the equivalent number of relevant sublicenses. Thereafter, this Section 5.5 shall no longer apply to future sublicenses or sublicense upgrades that involve both the DEC Enhancements and the Securities Products Enhancements, but rather the criteria set forth in Sections 5.2, 5.3 and 5.4, whichever is applicable, shall govern the revenue sharing percentages that apply to any such subsequent sublicense or sublicense upgrade entered into by Licensee and a Prospective User.

      5.6.  MAINTENANCE SERVICES.

      Maintenance services related to any sublicense or sublicense upgrade shall be offered by Licensee to all Sublicensees. Such maintenance services shall include bug fixes, operating system upgrades and common changes to the CLEARING 21 Base Product. Charges for such maintenance services for each Sublicensee shall be in accordance with the schedule set out at Section 5.1. Licensee shall obtain Licensors' prior written approval of any lower or higher rate. Licensee shall pay ***** percent of such gross annual charges for such maintenance services to CME and shall keep the remaining ***** percent for itself. The foregoing annual charge for maintenance services shall not include technical or help desk support or major enhancements to the CLEARING 21 Base Product requested by the Sublicensee; Licensee may charge each Sublicensee separately for such additional services.

      5.7.  PAYMENT TO LICENSEE FOR CERTAIN DIRECT LICENSES.

      Licensors are permitted, pursuant to Section 3.5 hereof, to license the CLEARING 21 Base Product and/or the Derivative Works directly to a Prospective User not listed on Schedule 1 or 2 in the event that Licensee is unable or unwilling to enter into a sublicense agreement with such Prospective User within a reasonable time following a written request from a Licensor to do so. If Licensors enter into a license with such a Prospective User, they will pay ***** percent of the gross license fee to Licensee if the license is for Securities Products only; ***** percent of the gross license fee to Licensee if the license is for both Securities Products and Derivatives Products; and ***** percent of the gross license fee to Licensee if the license is for Derivatives Products only.

However, the percentages applicable to Securities Products or Securities Products and Derivatives Products licenses specified herein shall only apply to a given Sublicensee upon commencing the use of CLEARING 21 for clearing of Securities Products by such Sublicensee.

      Each Licensor is permitted, pursuant to Section 2.4 hereof, to license the Clearing 21 Base Product, any part thereof and/or the Derivative works to certain Prospective Users in which such Licensor owns at least a ***** equity interest. If Licensor enters into a license with such a Prospective User, it will pay the greater of ***** of the license fee or ***** to Licensee within 15 days of such Users first use of Clearing 21.

      Notwithstanding any other provision of this Agreement, Licensee is not entitled to any share of the license fees if Licensors license the CLEARING 21 Base Product and/or the Derivative Works to any Prospective User listed on
Schedule 1 or 2.

      5.8.  RIGHT TO AUDIT RECORDS.

      Licensors and Licensee shall have the right, upon reasonable notice, by independent audit and at their own respective expense, to audit each other's records as they affect amounts payable to each other under this Agreement. If any such audit results in a determination that there has been an under payment greater than 15% of the payment actually made, then the costs of the audit shall be borne by the party responsible for the underpayment.

      5.9.  TAXES.

      All amounts payable under this Agreement are exclusive of, and will be paid without deduction for, all taxes, levies, or similar governmental charges, however designated, which may be assessed by any jurisdiction based on gross revenues. Except for corporate income tax imposed on the payee(s) hereunder, or other taxes, fees or duties relating specifically to this Agreement that may be imposed by any federal, national, state or municipal taxing authority, the remitter(s) of any amount due hereunder will pay all taxes including any related penalties and interest or late charges, levies, or similar governmental charges, or will provide the payee(s) hereunder with a certificate of exemption acceptable to the appropriate taxing authority. The payee(s) hereunder agrees to provide the remitter(s) hereunder with such forms or documents as may be reasonably requested by such remitter(s) from time to time to certify exemption from withholding of income tax. The provisions of this Section 5.9 shall survive any termination of this Agreement.


          ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF THE PARTIES

      6.1.  REPRESENTATIONS AND WARRANTIES OF CME.

      CME represents and warrants to Licensee and NYMEX as follows and acknowledges that Licensee and NYMEX are relying on the following representations and warranties in connection with the transactions contemplated hereby:

      (a) CME has the corporate power and the capacity to enter into and to perform its obligations under this Agreement and this Agreement has been duly authorized, executed and delivered by CME and is a valid and binding obligation of CME, enforceable in accordance with its terms;

      (b) CME has obtained all necessary or required approvals to carry out the terms of this Agreement;

      (c) neither the entering into of this Agreement, nor the performance by CME of any obligations under this Agreement will contravene, breach or result in any default under the articles, by-laws, constating documents or other organizational documents of CME or under any mortgage, lease, agreement, other legally binding instrument, license, permit, statute, regulation, order, judgment, decree or law to which CME is a party or by which CME may be bound; and

      (d) no authorization, consent or approval of, or filing with or notice to any court or other person or entity that is not also a party to this Agreement is required in connection with the execution, delivery or performance of this Agreement by CME.

      6.2.  REPRESENTATIONS AND WARRANTIES OF NYMEX.

      NYMEX represents and warrants to Licensee and CME as follows and acknowledges that Licensee and CME are relying on the following representations and warranties in connection with the transactions contemplated hereby:

      (a) NYMEX has the corporate power and the capacity to enter into and to perform its obligations under this Agreement and this Agreement has been duly authorized, executed and delivered by NYMEX and is a valid and binding obligation of NYMEX, enforceable in accordance with its terms;

      (b) NYMEX has obtained all necessary or required approvals to carry out the terms of this Agreement;

      (c) neither the entering into of this Agreement, nor the performance by NYMEX of any obligations under this Agreement will contravene, breach or result in any default under the articles, by-laws, constating documents or other organizational documents of NYMEX or under any mortgage, lease, agreement, other legally binding instrument, license, permit, statute, regulation, order, judgment, decree or law to which NYMEX is a party or by which NYMEX may be bound; and

      (d) no authorization, consent or approval of, or filing with or notice to any court or other person or entity that is not also a party to this Agreement is required in connection with the execution, delivery or performance of this Agreement by NYMEX.

      6.3.  REPRESENTATIONS AND WARRANTIES OF LICENSEE.

      Licensee represents and warrants to CME and NYMEX as follows and acknowledges that CME and NYMEX are relying on the following representations and warranties in connection with the transactions contemplated hereby:

      (a) Licensee has the corporate power and the capacity to enter into, and to perform its obligations under this Agreement and this Agreement has been duly authorized, executed and delivered by Licensee and is a valid and binding obligation of Licensee, enforceable in accordance with its terms;

      (b) Licensee has obtained all necessary or required approvals to carry out the terms of this Agreement;

      (c) neither the entering into of this Agreement, nor the performance by Licensee of any of its obligations under this Agreement will contravene, breach or result in any default under the articles, by-laws, constating documents or other organizational documents of Licensee or under any mortgage, lease, agreement, other legally binding instrument, license, permit, statute, regulation, order, judgment, decree or law to which Licensee is a party or by which Licensee may be bound; and

      (d) no authorization, consent or approval of, or filing with or notice to any court or other person is required in connection with the execution, delivery or performance of this Agreement by Licensee.


       ARTICLE 7 - WARRANTY, DISCLAIMER AND INDEMNIFICATION PROVISIONS

      7.1.  LICENSORS' WARRANTIES AND WARRANTY DISCLAIMERS.

      Licensors warrant that they own and have the right to license the CLEARING 21 Base Product. Licensors do not warrant uninterrupted operation of the CLEARING 21 Base Product or that the CLEARING 21 Base Product will meet any particular requirements of Licensee or any Prospective User. Licensee has examined the source code for the CLEARING 21 Base Product and agrees to accept same in "AS-IS" condition. THE WARRANTY GIVEN ABOVE CONSTITUTES THE ONLY WARRANTY MADE BY LICENSORS WITH RESPECT TO THIS AGREEMENT. LICENSEE HEREBY WAIVES ALL OTHER WARRANTIES OR GUARANTEES OF LICENSOR, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY WITH RESPECT TO THE QUALITY,

ACCURACY, PERFORMANCE STANDARDS OR FREEDOM FROM ERROR OF THE OPERATION, USE AND FUNCTION OF THE CLEARING 21 BASE PRODUCT.

      7.2.  LICENSEE'S WARRANTIES.

      Licensee acknowledges and agrees that Licensee will make no representations to any Prospective User with respect to any warranty purportedly made by Licensors except for those of ownership or right to license. Licensee expressly agrees that any performance warranties that Licensee may make to Sublicensees regarding the CLEARING 21 Base Product and/or the Derivative Works shall be made only by and in the name of Licensee. Licensee warrants that any Derivative Works which Licensee may develop hereafter pursuant to this Agreement shall not infringe the intellectual property rights of any other entity. Licensee hereby agrees to indemnify Licensors for any loss due to Licensee's failure to comply with Licensee's obligations hereunder with respect to warranties.

      7.3.  LICENSORS' DISCLAIMER OF LIABILITY.

      Licensors disclaim liability and shall not be liable to Licensee or any third party for indirect, special, incidental, exemplary or consequential damages (including, without limitation, lost profits) related to this Agreement or resulting from Licensee's or a Sublicensee's use or inability to use the CLEARING 21 Base Product or the Derivative Works, arising from any cause of action whatsoever, including contract, warranty, strict liability, or negligence, even if Licensors have been notified of the possibility of such damages. Without limiting the generality of the foregoing, Licensors shall not have any liability to Licensee, any Sublicensee or any other entity based upon a claim or allegation that, in licensing the CLEARING 21 Base Product and/or the Derivative Works, Licensors have assumed the responsibility or obligation to monitor, mitigate or avoid losses sustained by any customer or other participant in connection with the trading, clearance or settlement of any Derivatives Product or Securities Product.

      7.4.  LICENSORS' LIMITATION ON RECOVERY.

      Licensors' sole responsibility hereunder shall be limited to refund of any fees received by Licensors from Licensee or any other person with respect to this Agreement or any sublicense agreement relating thereto. Under no circumstances shall the liability of Licensors to Licensee exceed the amounts due and owing from Licensee to Licensors under this Agreement.

      7.5.  LICENSORS' INDEMNIFICATION OF LICENSEE.

      Licensors agree that they shall indemnify Licensee and its Sublicensees and save them harmless from any and all costs, losses, damages, liability, claims and demands (collectively, an "Intellectual Property Claim") incurred by or made against Licensee and/or such Sublicensees alleging that the CLEARING 21 Base Product infringes intellectual property rights of another person. In order to obtain indemnification under this provision, Licensee must promptly notify Licensors of any Intellectual Property Claim that is threatened or brought against Licensee and/or its Sublicensees concerning the CLEARING 21 Base Product. Licensors shall defend and contest or settle any such Intellectual Property Claim, at their sole expense, in their own names and/or in the name of Licensee and/or its Sublicensees, and Licensee must cooperate with and assist Licensors to the extent that such cooperation may reasonably be required.

      In the event of such infringement, Licensors may, at their sole option and expense, either: (a) procure from the owner of the intellectual property rights, the right for Licensee and its Sublicensees to continue the permitted use of the CLEARING 21 Base Product; or (b) modify the CLEARING 21 Base Product, or the infringing part or parts thereof, so that it is non-infringing, or replace the same with a substitute of equal quality approved by Licensee, acting reasonably, such that the CLEARING 21 Base Product or the substitute shall perform to the same or better level of performance. Licensors shall have no liability if the alleged infringement results or arises from or is caused by: (a) the use by Licensee or a Sublicensee of other than a current release of the CLEARING 21 Base Product as provided by Licensors to Licensee under this Agreement; or (b) modification of the CLEARING 21 Base Product by or for Licensee or a Sublicensee; or (c) combination of the CLEARING 21 Base Product by or for Licensee or a Sublicensee with programs or data not developed by Licensors; provided the infringement would not have resulted from use of a current release or absent such modification or combination.

      Notwithstanding any other provision of this Agreement, Licensors provide no indemnities hereunder regarding the infringement of intellectual property rights that may be caused by any non-proprietary software incorporated into the CLEARING 21 Base Product by or for Licensors pursuant to a license granted to Licensors therefor.

      7. 6. SURVIVAL UPON TERMINATION.

      The provisions of this Article 7 shall survive any termination of this Agreement.


                        ARTICLE 8 - TERM AND TERMINATION

      8.1.  MATERIAL BREACH.

      Licensors, acting jointly, or Licensee may terminate this Agreement forthwith in the event of a material breach by their respective counterparty (including, without limitation, any failure to pay monies due in accordance with this Agreement) which remains uncured ten calendar days after a demand for correction of such breach has been given to the breaching party.

      8.2.  TERM; RENEWAL.

      *****. This Agreement shall be renewed automatically for successive terms of three years; provided, however, that Licensee may notify Licensors or Licensors, acting jointly, may notify Licensee of their respective intentions to terminate participation in the Agreement at the end of the initial term or any successive term not later than twelve months prior to the expiration of the initial term or any successive term. This Agreement shall not fail to be renewed automatically by virtue of a decision by a Licensor to terminate its participation in the Agreement unless the other Licensor decides at the same time to terminate its participation in the Agreement.

      8.3.  SUPERSEDENCE OF PRIOR AGREEMENT.

      The terms of this Agreement supersede the conflicting provisions, if any, in an agreement entered into by and between the Licensors effective September 1, 1993 (the "Bilateral Agreement"). Should one Licensor under this Agreement cease to participate in this Agreement for any reason, while the other Licensor remains a party hereto, Licensors shall be obligated thereupon to initiate good faith discussions with each other to determine how to resolve any conflicting obligations between the provisions of the Bilateral Agreement and those of this Agreement. If Licensors are unable to reach a consensus with respect to the subject matter hereof within ninety days thereafter, the Bilateral Agreement shall thereupon be deemed terminated, each Licensor shall be free to act independently of the other Licensor in connection with the promotion and marketing of the CLEARING 21 Base Product, and the Derivative Works that have not yet been incorporated into the CLEARING 21 Base Product on the date of the termination of the Bilateral Agreement shall be deemed to be owned solely by the Licensor which remains a party to this Agreement. Nothing contained in this
Section 8.3 shall be construed to affect any of Licensee's rights under this Agreement.

      8.4.  RIGHTS OF ACTION.

      Neither the termination of this Agreement nor the cessation of participation in this Agreement by either Licensor shall affect any right of action of any party arising from anything which was done or not done, as the case may be, prior to such termination taking effect.

      8.5.  CONTINUATION OF SUBLICENSE AGREEMENTS.

      Neither the termination of this Agreement for any reason, nor the cessation of participation in this Agreement by either Licensor, shall terminate any sublicense agreement which is validly in effect on the date of such termination or the date of cessation of such participation, and each such sublicense agreement shall remain in full force and effect thereafter in accordance with its terms. No termination of this Agreement shall affect the ability of Licensee to fulfill its obligations under any commitment made by Licensee in good faith and in accordance with this Agreement prior to the effective date of such termination including, but not limited to, retention of source code for the CLEARING 21 Base Product and Derivative Works solely for the purpose of providing ongoing maintenance to existing Sublicensees. Termination of this Agreement for any reason shall not relieve Licensee of the obligation to pay any amounts due Licensors with respect to pre-termination commitments from Sublicensees, even though such amounts may be paid to Licensee after termination. The provisions of this Section 8.5 shall survive any termination of this Agreement.

                               ARTICLE 9 - GENERAL

      9.1.  CONFIDENTIAL INFORMATION.

      Licensee acknowledges that the CLEARING 21 Base Product and the Derivative Works contain proprietary and confidential information of Licensors. Licensee agrees to safeguard such confidential information by employing the highest degree of care and diligence that it takes to safeguard its own most confidential information, and such care shall not be any less than would be taken by a reasonable company to safeguard such information. Licensee shall require its Sublicensees to exercise an equal degree of care with respect to such confidential information.

      The provisions of this Agreement relating to the proprietary and confidential nature of the CLEARING 21 Base Product and the Derivative Works shall survive any termination of this Agreement.

      9.2.  FORCE MAJEURE.

      Neither Licensors nor Licensee shall be liable for delay or failure in performance, except the payment of money, resulting from acts beyond the control of such party, including, but not limited to Acts of God, acts of war, fire, flood, or other disaster, act of government, strike, lockout, communication line or power failures.

      9.3.  GOVERNING LAW, ARBITRATION, AND CHOICE OF JURISDICTION.

      All actions arising from disputes initiated by either Licensor against Licensee in connection with this Agreement shall be heard and finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with said Rules. Resolution of all such disputes shall be governed in all respects by the substantive laws of the Republic of France. The arbitration proceeding related thereto shall be conducted in English. The place of arbitration in such cases shall be Zurich, Switzerland.

      All actions arising from disputes initiated by Licensee against either or both Licensors or by one Licensor against the other Licensor in connection with this Agreement shall be heard and finally settled in the federal or state courts located in the City of New York, State of New York. Resolution of all such disputes shall be governed in all respects by the substantive laws of the State of New York without recourse to choice of law principles.

      9.4.  ASSIGNMENT OR DELEGATION.

      Except as provided in Section 2.1 above, no party hereto may assign its rights or delegate its obligations hereunder to any other person or entity without the prior written consent of the other parties hereto; provided, however, that NYMEX may assign or otherwise transfer this Agreement to New York Mercantile Exchange Inc., a Delaware for-profit company, without the consent of SBF or CME.

      9.5.  NOTICES.

      Any notice or communication to be given under this Agreement may be effectively given by delivering the same at the addresses hereinafter set out or by sending the same by prepaid registered mail or facsimile to the parties at such addresses. Any notice so mailed shall be deemed to have been received on the fifth day next following the mailing thereof provided the postal service is in operation during such time and any notice sent by facsimile shall be deemed to have been received on transmission. The mailing addresses and facsimile numbers of the parties for the purposes of this Agreement shall respectively be:

IN THE CASE OF EURONEXT-PARIS :

      EURONEXT-PARIS
      39, rue Cambon
      75039 PARIS, FRANCE
      Attention : Jean-Francois Theodore, Chairman and Chief Executive
      Officer
      Facsimile:  (33 1) 49.27.16.12

      WITH A COPY TO:

      EURONEXT-PARIS
      39, rue Cambon
      75039 PARIS, FRANCE
      Attention : Patrick Stephan, Special Advisor to the Chairman
      Facsimile:  (33 1) 49.27.14.33


IN THE CASE OF CME:

      CHICAGO MERCANTILE EXCHANGE INC.
      30 South Wacker Drive
      CHICAGO, ILLINOIS 60606 U.S.A.
      Attention:  James J. McNulty, President and Chief Executive Officer
      Facsimile:  (312) 648-3625

      WITH A COPY TO:

      CHICAGO MERCANTILE EXCHANGE INC.
      30 South Wacker Drive
      CHICAGO, ILLINOIS 60606 U.S.A.
      Attention:  Craig S. Donohue, Managing Director,
                  Business Development and Corporate/Legal Affairs
      Facsimile:  (312) 930-3323


IN THE CASE OF NYMEX:

      NEW YORK MERCANTILE EXCHANGE INC.
      One North End Avenue
      World Financial Center
      NEW YORK, NEW YORK 10282-1101 U.S.A.
      Attention:  Neal Wolkoff, Executive Vice President
      Facsimile:  (212) 301-4625

      WITH A COPY TO:

      NEW YORK MERCANTILE EXCHANGE INC.
      One North End Avenue
      World Financial Center
      NEW YORK, NEW YORK 10282-1101 U.S.A.
      Attention:  Christopher K. Bowen, Senior Vice President and General
                  Counsel
      Facsimile:  (212) 299-2299

      Any party may from time to time notify the others, in accordance with the provisions of this Agreement, of any change of address or facsimile number which thereafter, until changed by like notice, shall be the address or facsimile number of such party for all purposes of this Agreement.

      9.6.  COMPLETE AGREEMENT.

      Except as set forth below, this Agreement, including the Schedules attached hereto, contains the complete and exclusive statement of the Agreement between the Licensors and Licensee with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, proposals, negotiations, representations or warranties of any kind, whether oral or written.

      9.7.  SEVERABILITY.

      If any provision of this Agreement is declared by a court of competent jurisdiction to be invalid, illegal or unenforceable, the parties agree that such invalidity, illegality or unenforceability shall not affect the validity of the remaining provisions of this Agreement and further agree to substitute for the invalid provision a valid provision which approximates the intent and economic effect of the invalid provision as closely as possible.

      9.8.  AMENDMENT.

      No provision of this Agreement may be amended, altered or waived except by a further written agreement among the parties.

      9.9.  NO WAIVERS.

      No failure on the part of any party to insist upon strict adherence to any term or provision of this Agreement on any occasion shall be considered a waiver of that term or provision and shall not deprive any such party of the right to subsequently insist upon strict adherence to that term or provision or any other term or provision of this Agreement.

      9.10. CONSENTS, APPROVALS AND REQUESTS.

      All consents and approvals to be given by any party under this Agreement shall not be unreasonably withheld or delayed.

      9.11. REMEDIES.

      Licensors and Licensee acknowledge and agree that any violation of their respective obligations under this Agreement will cause irreparable injury to their counterparty herein, that each party's remedy at law for any violations or threatened violations thereof may be inadequate and that each party shall not be required to prove the inadequacy of legal remedies in order to become entitled to a temporary or permanent injunction or other equitable relief specifically to enforce such obligations. Licensors and Licensee consent to the issuance of temporary and permanent injunctions to enforce such obligations. Notwithstanding the foregoing, each party's rights and remedies under this Agreement are cumulative and in addition to, and not in lieu of, any other rights and remedies allowed at law or in equity.

      9.12. CONTRACTUAL STATUTE OF LIMITATIONS.

      No action or claim relating to this Agreement may be instituted more than one year after the date upon which the aggrieved party becomes aware of the event giving rise to such action or claim.

      9.13. SPAN-REGISTERED TRADEMARK-.

      With respect to the CLEARING 21 Base Product and/or the Derivative Works, a Prospective User that intends to adopt the SPAN-Registered Trademark-performance bond and risk management system must acquire a license for SPAN from CME, *****. A Prospective

User so electing to use SPAN must execute CME's standard SPAN license agreement and agree to comply with its terms.

      This Agreement shall not be construed as restricting in any way CME's right to license the SPAN system to any other entity outside of this Agreement, nor shall the existence of the Agreement in and of itself be construed as granting the other parties to this Agreement any rights whatsoever with respect to the SPAN system.


      IN WITNESS WHEREOF, Licensors and Licensee have executed this Agreement effective on the date first above written.


EURONEXT-PARIS


/s/ Jean-Francois Theodore
--------------------------------------
By Mr. Jean-Francois Theodore
Chairman and Chief Executive Officer



CHICAGO MERCANTILE EXCHANGE INC.


/s/ Mr. James J. McNulty
--------------------------------------
By Mr. James J. McNulty
President and Chief Executive Officer



NEW YORK MERCANTILE EXCHANGE  INC.


/s/ Mr. Neal Wolkoff
--------------------------------------
By Mr. Neal Wolkoff
Executive Vice President

                                   SCHEDULE 1
         TO CLEARING 21 SOFTWARE MARKETING AND DISTRIBUTION AGREEMENT

                        PROSPECTIVE USERS RESERVED BY CME

                                    *****


                                      S1-1

                                   SCHEDULE 2
         TO CLEARING 21 SOFTWARE MARKETING AND DISTRIBUTION AGREEMENT

                       PROSPECTIVE USERS RESERVED BY NYMEX

                                    *****


                                      S2-1

                                   SCHEDULE 3
         TO CLEARING 21 SOFTWARE MARKETING AND DISTRIBUTION AGREEMENT

                             REVENUE SHARING TABLES



                                    TABLE A:

REVENUE SHARING PERCENTAGES GOVERNED EXCLUSIVELY BY SECTION 5.2 OF THE CLEARING 21 SOFTWARE MARKETING AND DISTRIBUTION AGREEMENT

-------------------------------------------------------------------
    SUBLICENSE GRANTED IN:         CME        NYMEX     LICENSEE
-------------------------------------------------------------------
   Standard CLEARING 21 Base     *****       *****       *****
   Product
-------------------------------------------------------------------


                                    TABLE B:

REVENUE SHARING PERCENTAGES GOVERNED BY SECTION 5.3 BUT NOT SECTION 5.5 OF THE CLEARING 21 SOFTWARE MARKETING AND DISTRIBUTION AGREEMENT

-------------------------------------------------------------------
    SUBLICENSE GRANTED IN:          CME        NYMEX      LICENSEE
-------------------------------------------------------------------
   DEC Enhancements, subject to    *****       *****       *****
   overall U.S. ***** cap on
   NYMEX's excess revenues
-------------------------------------------------------------------


                                      S3-1

                                    TABLE C:

REVENUE SHARING PERCENTAGES GOVERNED BY SECTION 5.4 BUT NOT SECTION 5.5 OF THE CLEARING 21 SOFTWARE MARKETING AND DISTRIBUTION AGREEMENT


-------------------------------------------------------------------
    SUBLICENSE GRANTED IN:         CME        NYMEX     LICENSEE
-------------------------------------------------------------------
    Standard CLEARING 21 Base    *****        *****     *****
    Product plus Securities
    Products Enhancements,
    subject to overall U.S.
    ***** cap on Licensee's
    excess revenues
-------------------------------------------------------------------
    Securities Products          *****       *****       *****
    Enhancements only, subject
    to overall U.S. ***** cap
    on Licensee's excess
    revenues
-------------------------------------------------------------------


                                    TABLE D:

REVENUE SHARING PERCENTAGES GOVERNED BY SECTION 5.5 OF THE CLEARING 21 SOFTWARE MARKETING AND DISTRIBUTION AGREEMENT

-------------------------------------------------------------------
    SUBLICENSE GRANTED IN:         CME        NYMEX     LICENSEE
-------------------------------------------------------------------
   DEC Enhancements plus         *****       *****       *****
   both standard CLEARING 21
   Base Product and
   Securities Products
   Enhancements, subject to
   overall U.S. ***** cap on
   both NYMEX's and
   Licensee's excess revenues
-------------------------------------------------------------------
    DEC Enhancements plus         *****       *****       *****
   only Securities Products
   Enhancements, subject to
   overall U.S. ***** cap on
   both NYMEX's and
   Licensee's excess revenues
-------------------------------------------------------------------


                                      S3-2

                                   SCHEDULE 4
         TO CLEARING 21 SOFTWARE MARKETING AND DISTRIBUTION AGREEMENT


      EXCHANGES AND CLEARING ORGANIZATIONS SUBJECT TO SBF MARKETING PLAN


                                    *****

                                      S4-1

                                   SCHEDULE 5
         TO CLEARING 21 SOFTWARE MARKETING AND DISTRIBUTION AGREEMENT


                          CME AND NYMEX INVOICE SAMPLES


                                      S5-1

                           CHICAGO MERCANTILE EXCHANGE
                              30 SOUTH WACKER DRIVE
                                CHICAGO, IL 60606


INVOICE




TO:   ATOS-Euronext                             INVOICE NO.
     [EXAMPLE: C21-Q1-2000]
      39, rue Cambon
      75001 Paris                         DATE:
      France



     C21 Royalties due to CME for licensing of C21 to [EXCHANGE 1] ________
     Euros

      C21 Royalties due to CME for licensing of C21 to [EXCHANGE 2] ________
      Euros



      Total Amount Due                                ________    Euros

      Please submit payment via wire.

      Wiring Instructions:
            Bank 1
            CME General Account
            Account #50-29805
            ABA Routing Number is 071000013

                          NEW YORK MERCANTILE EXCHANGE


                                     INVOICE




TO:   ATOS-Euronext                             INVOICE NO.
      [EXAMPLE: C21-Q1-2000]
      39, rue Cambon
      75001 Paris                         DATE:
      France



      C21 Royalties due to NYMEX for licensing of C21 to [EXCHANGE 1]
      ________    Euros

      C21 Royalties due to NYMEX for licensing of C21 to [EXCHANGE 2]
      ________    Euros



      Total Amount Due                                ________    Euros



      Please submit payment via wire.

      Wiring Instructions: